Exhibit 99.1

5300 Town and Country Blvd., Suite 500
Frisco, Texas 75034
Telephone: (972) 668-8834
Contact: Ron Mills
VP of Finance and Investor Relations
Web Site: www.comstockresources.com

NEWS RELEASE

For Immediate Release

COMSTOCK ANNOUNCES $1.65 BILLION STRATEGIC PARTNERSHIP WITH SOCAR AND $450 MILLION DRILLING JOINT VENTURE WITH JERRY JONES

FRISCO, TEXAS, September 1, 2026 – Comstock Resources, Inc. (NYSE and NYSE Texas: CRK) ("Comstock" or the "Company") announced today that it has entered into a letter of intent with the State Oil Company of the Azerbaijan Republic ("SOCAR") under which SOCAR or a wholly owned subsidiary of SOCAR would acquire, subject to the terms of the letter of intent and a definitive purchase and sale agreement, (i) a non-operated working interest representing 20% of Comstock's interest in its Legacy Haynesville upstream assets, (ii) a non-operated working interest equal to 15% of Comstock's interest in its Western Haynesville upstream assets, reducing to 7.5% after five years and once SOCAR has achieved a 15% return on investment in those assets, and (iii) 15% of Comstock’s 73% ownership interest in Pinnacle Gas Services LLC, which provides midstream services to the Western Haynesville, for an aggregate purchase price of $1.65 billion in cash, subject to customary purchase price adjustments. The letter of intent binds the parties to negotiate in good faith a definitive purchase and sale agreement, with the parties targeting execution by October 31, 2026, and a closing by year end, in each case subject to the progress of negotiations. Closing will be subject to customary conditions, including any required government and third-party approvals. The transaction will have an effective date of July 1, 2026.

Under the strategic partnership, SOCAR will have the opportunity to participate in future opportunities generated by Comstock in the Legacy and Western Haynesville at the same percentages SOCAR is acquiring in the transaction and SOCAR will provide opportunities for Comstock to market its natural gas to international customers.

Key Transaction Benefits to Comstock

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Validation of the Value of Comstock’s Asset Base – The $1.65 billion purchase price provides strong validation of the value upside represented by Comstock's upstream and midstream platforms.

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Introduces a Reputable International Strategic Partner – SOCAR brings its large investment-grade balance sheet to help accelerate value creation for Comstock’s investors as well as the benefits of its Global LNG marketing operations.
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Strengthens Balance Sheet – Comstock intends to use the proceeds from the transaction to reduce total indebtedness which will substantially reduce financial leverage and enhance financial liquidity. Pro forma for the transaction, Comstock's net debt reduces from $3.1 billion to $1.5 billion as of June 30, 2026.
•
Accelerated Development of the Western Haynesville – The resulting stronger balance sheet will support continued delineation and development of Comstock's 545,000 net acres in the Western Haynesville, one of the largest undeveloped natural gas resources in the United States, positioned to serve growing LNG, power generation and data center demand along the Gulf Coast, including the Texas Power Generation Hub in Anderson County, Texas.
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Comstock Retains Operational Control – Comstock will remain operator of all upstream assets and will continue to manage, operate and control Pinnacle Gas Services. Future development and SOCAR's rights to pro rata participation in future leasing and acquisitions within an area of mutual interest will be governed by a development and ownership agreement as a part of the transaction.
•
Balanced Long-Term Value Sharing - The transaction structure provides SOCAR with the opportunity to achieve a 15% return on its investment while retaining a 7.5% long-term interest in the Western Haynesville upstream assets thereafter. At the same time, the agreed reversion mechanism provides Comstock with increased participation in the future upside of the assets, creating a balanced structure that aligns both parties around their long-term performance.

$450 million Haynesville Drilling Venture

Comstock also announced that it has entered into a Haynesville shale drilling venture with Jerry Jones, the Company's majority stockholder. Beginning September 1, 2026, a partnership owned by the Jones family will fund the drilling and completion costs of 85% of 18 Western Haynesville wells and 80% of nine Legacy Haynesville wells being drilled and completed by Comstock over the next twelve months, which is expected to cost approximately $450 million. After a 15% return on investment is achieved, 50% of the interest in the wells will revert to Comstock. The drilling venture will support the continued development and delineation of Comstock's 545,000 net acres in the Western Haynesville and provide volumes to Pinnacle Gas Services as well as strengthen Comstock's balance sheet.

M. Jay Allison, Chairman and Chief Executive Officer of Comstock, commented: "We are excited to announce a strategic alliance with SOCAR. This partnership introduces a reputable international strategic partner to help accelerate value creation for our investors, while allowing us to materially reduce debt and fully fund the planned development of our Western Haynesville acreage — all while Comstock retains operatorship and control of the upstream and midstream assets while maintaining substantial upside through the reversionary structure. We are also excited about the investment Jerry Jones is making in our Haynesville drilling program which will strengthen our balance sheet and allow us to continue to create value in our vast Western Haynesville assets."

Rovshan Najaf, President of SOCAR, commented: "This partnership brings together SOCAR's and Comstock's extensive experience and capabilities, creating a strong foundation for the further expansion of our strategic cooperation. We are pleased to invest alongside a team with a demonstrated track record in developing the Haynesville and Western Haynesville, and we look forward to a long-term partnership."

Advisors

Wells Fargo is acting as financial advisor to Comstock and O'Melveny & Myers LLP is serving as its legal counsel. J.P. Morgan Securities LLC is acting as financial advisor to SOCAR and Baker Botts LLP is serving as its legal counsel.

About Comstock Resources

Comstock Resources, Inc. is a leading independent natural gas producer with operations focused on the development of the Haynesville shale in North Louisiana and East Texas. The Company's stock is traded on the NYSE and the NYSE Texas under the symbol CRK.

About Pinnacle Gas Services

Pinnacle Gas Services LLC is a Delaware limited liability company and a subsidiary of Comstock. Pinnacle owns and operates the Pinnacle gathering and treating system, which supports Comstock’s Western Haynesville natural gas operations in East Texas.

About SOCAR

SOCAR, a global energy company headquartered in Azerbaijan, specializes in the extraction, processing, and distribution of energy resources. As the largest integrated energy enterprise in the South Caucasus, SOCAR has a significant international presence, reflecting its important role across global energy markets.

Forward-Looking Statements

This press release may contain "forward-looking statements" as that term is defined in the Private Securities Litigation Reform Act of 1995, including statements regarding the expected execution of a definitive agreement, the expected timing and completion of the proposed transaction, the receipt of required regulatory approvals, the anticipated use of proceeds, expected leverage and interest savings and future development plans. Such statements are based on management’s current expectations and are subject to a number of factors and uncertainties which could cause actual results to differ materially from those described herein, including the risk that a definitive agreement is not executed, that required approvals are not obtained or are delayed, or that the transaction is not completed on the terms described or at all. Although the Company believes the expectations in such statements to be reasonable, there can be no assurance that such expectations will prove to be correct. Information concerning the assumptions, uncertainties and risks that may affect the actual results can be found in the Company's filings with the Securities and Exchange Commission ("SEC") available on the Company's website or the SEC's website at sec.gov.

Ron Mills

Vice President of Finance and Investor Relations

Comstock Resources

972-668-8834

rmills@comstockresources.com